UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2006

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 19, 2006, Saflink Corporation filed a current report on Form 8-K to report several restructuring moves expected to dramatically reduce operating expenses, improve operational focus, and greater leverage our core technology assets. The information contained in Item 2.05 of that current report is incorporated herein by this reference. We reported at that time that were unable to estimate the amount of restructuring and additional charges, if any, we would incur in connection with the restructuring activities.

We are now able to estimate restructuring costs associated with these actions to be approximately $800,000, which is primarily comprised of severance payments for the effected employees. We expect to pay out the $800,000 in restructuring costs, in addition to employee accrued paid-time off balances totaling approximately $525,000, during the fourth quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: November 9, 2006	By:	/s/ Jon C. Engman
	Name:	Jon C. Engman
	Title:	Chief Financial Officer